SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                   FORM 8-K/R

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of
                        The Securities Exchange Act of 1934

                              December 12, 2006
                                (Date of Report)


                            ALANCO TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

                                    0-9437
                            (Commission File No.)

               Arizona                                  86-0220694
      (State or other jurisdiction)         (IRS Employer Identification No.)

               15575 N 83RD WAY, SUITE 3, SCOTTSDALE, ARIZONA 85260
              (Address of Principal Executive Office)      (Zip Code)

                                  (480)607-1010
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

( ) Written communication pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CRF 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
     Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4 ( c) under the Exchange Act (17 CFR 240.134-4(c))


This amended Form 8-K is being filed to correct a transmission format problem with regard to Exhibit 99.2 of the Form 8-K filed on September 11, 2006.
Exhibit 99.2 was not legible in the HTML format, although it does display correctly in the text format. We are resubmitting the entire filing to correct the HTML format error.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Effective June 30, 2006, the Company acquired all of the members' interest of StarTrak Systems, LLC, a Delaware Limited Liability Company ("StarTrak"), from the former members of StarTrak in exchange for 13.2 million restricted shares of Common Stock of the Company. The transaction closed on June 29, 2006. The iniial Form 8-K related to the acquisition was filed on July 6, 2006.

Pursuant to the Securities Act of 1933, attached are the audited financial statements of StarTrak Systems, LLC, for the years ended December 31, 2004 and 2005, pro forma condensed consolidated balance sheet as of March 31, 2006 and pro forma condensed consolidated statements of operations for the year ended June 30, 2005 and the nine months ended March 31, 2006.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 - Auditor's report for StarTrak, December 31, 2005 and 2004 and Proforma financials

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2006              ALANCO TECHNOLOGIES, INC.
                                     By: /s/ John A Carlson
                                         ------------------
                                         Chief Financial Officer

         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the use of our report dated March 16, 2006 for Startrak Systems, LLC which is included with this Form 8-K being filed by Alanco Technologies, Inc.

                                    /s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
September 8, 2006